Exhibit 99.1

Great Elm Capital Corp. Announces Fourth Quarter and Year End 2018 Financial Results; Fourth Quarter Net Investment Income of $0.25 Per Share; Board Sets Second Quarter 2019 Distribution of $0.083 Per Share Per Month; Subsequent Acquisition of Prestige Capital Corporation

Waltham, MA, March 13, 2019 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended December 31, 2018.

FINANCIAL HIGHLIGHTS(1)

▪

Net investment income (“NII”) for the quarter ended December 31, 2018 was approximately $2.7 million, or $0.25 per share, equating to 1.0x distribution coverage for the quarter. For the year ended December 31, 2018, we generated $1.44 per share in NII vs. approximately $1.00 per share in base distributions paid ($0.083 per share per month), representing greater than 1.4x distribution coverage. Including our special distribution of $0.24 per share, the distribution coverage was approximately 1.2x.

▪

In March 2019, the Board of Directors (the “Board”) set monthly distributions of $0.083 per share for the second quarter of 2019, representing a yield of approximately 9.6% on December 31, 2018 net asset value (“NAV”). Including the special distribution, the annual distribution yield for fiscal year 2018 was approximately 12.0% on December 31, 2018 NAV.

▪	Net assets on December 31, 2018 were approximately $110.1 million. NAV per share on December 31, 2018 was $10.34, as compared to NAV per share of $12.00 on September 30, 2018.
▪

We had approximately $0.4 million of net realized gains during the quarter ended December 31, 2018, or approximately $0.04 per share, and net unrealized depreciation of approximately $15.6 million, or approximately $1.46 per share, driven primarily by secondary market volatility and widening leveraged credit spreads.

▪

During the quarter ended December 31, 2018, we invested approximately $34.8 million across 10 investments(2), including one new issuer. During the quarter ended December 31, 2018, we monetized (in part or in full) approximately $40.0 million across 19 investments(3).

“I’m pleased to report that NII successfully covered our base distribution for the ninth consecutive quarter,” remarked Peter A. Reed, GECC’s Chief Executive Officer. “On the year, we covered our base distributions by greater than 1.4 times and our total distributions by approximately 1.2 times, highlighting our team's ability to identify attractive total return opportunities to generate NII.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2018, we held 26 debt investments across 21 companies, totaling approximately $178.0 million and representing 96.6% of the fair market value of our total investments. First lien and/or senior secured debt investments comprised 100.0% of the fair market value of our debt investments. As of the same date, we held four equity investments, totaling approximately $6.2 million and representing 3.4% of the fair market value of our total investments.

As of December 31, 2018, the weighted average current yield on our debt portfolio was 12.0%. Floating rate instruments comprised approximately 58.0% of the fair market value of debt investments.

During the quarter ended December 31, 2018, we deployed approximately $34.8 million(2) into 10 investments (one new company, nine existing portfolio companies). The weighted average price of the deployment activity was 92% of par, carrying a weighted average current yield of 11.2%. Substantially all of these investments were first lien and/or senior secured investments.

During the quarter ended December 31, 2018, we monetized in part or in full, 19 investments, for approximately $40.0 million(3), at a weighted average current yield of 11.3%. Our weighted average realized price was 99.2% of par.

LEGACY FULL CIRCLE PORTFOLIO

Since the Full Circle Capital Corporation (“Full Circle”) merger closed in November 2016, we have been diligently focused on monetizing the legacy portfolio. To date, we have exited 24 positions across 16 portfolio companies, realizing an aggregate total return of $5.1 million. These realized gains represents 109% of NAV, a significant achievement given the market’s previous assessment of this portfolio.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended December 31, 2018 was approximately $6.9 million, or $0.65 per share. Net expenses for the quarter ended December 31, 2018 were approximately $4.2 million, or $0.40 per share.

Net realized gains for the quarter ended December 31, 2018 were approximately $0.4 million, or $0.04 per share. Net unrealized depreciation from investments for the quarter ended December 31, 2018 was approximately $15.6 million, or $1.46 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2018, available liquidity from cash and money market investments was approximately $7.7 million, exclusive of our holdings of United States Treasury Bills. Total debt outstanding as of December 31, 2018 was $79.0 million, comprised of our 6.50% senior notes due September 2022 (NASDAQ: GECCL) and our 6.75% senior notes due January 2025 (NASDAQ: GECCM). Our asset coverage ratio was 239% and our debt to equity ratio was 0.72x.

SELECT SUBSEQUENT ACTIVITY

Acquisition of Prestige Capital Corporation (“PCC”):

On February 8, 2019, GECC acquired 80.0% of the outstanding equity interests in PCC for aggregate cash consideration of approximately $7.4 million. Headquartered in Fort Lee, NJ, PCC specializes in providing liquidity solutions to early stage and small-to-mid sized businesses through the purchase of their invoices. In 2017, PCC generated Revenue of approximately $6.4 million and Adjusted Net Income of $2.0 million. Management currently expects that the audited 2018 results will be equal to or higher than the comparable 2017 figures. The management team, headed by Alan Eliasof (CEO) and Stuart Rosenthal (President), will maintain a 20.0% minority stake in the business. In addition to PCC’s attractive dividend yield, GECC intends to participate directly in factoring transactions that PCC originates, for an anticipated low-to-mid teens annual yield. GECC may also provide ABL loans to successful PCC clients who “graduate” to less expensive ABL financing from more expensive factor financing.

International Wire Group

On March 8, 2019, International Wire Group Holdings, Inc. (“ITWG”) announced that it had entered into a definitive merger agreement to be acquired by affiliates of Atlas Holdings LLC. GECC held $17.5 million par value of ITWG’s wholly owned subsidiary, International Wire Group, Inc.’s, senior secured notes due 2021 at period end. As of December 31, 2018, the notes were marked at 89.0% of par. On March 11, 2019, GECC sold all $17.5 million of the position at a weighted average price of 101.5% of par.

Distributions:

In December 2018, our Board declared a special distribution of $0.24 per share. Including base distributions, we paid approximately $1.24 per share in total distributions in 2018, representing an annual distribution yield of 12.0% on December 31, 2018 NAV.

In March 2019, our Board set the monthly distributions for the second fiscal quarter of 2019 at a rate of $0.083 per share. The distribution schedule, including record date and payment date, will be established by GECC pursuant to authority granted by the Board and communicated to stockholders in late March 2019.

Our distribution policy has been designed to set an annual base distribution rate that is covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we may supplement monthly distributions with special distributions from NII generated in excess of the declared distributions(4).

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Wednesday, March 13, 2019 at 10:00 a.m. Eastern time to discuss its fourth quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 4689947 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The presentation will also be published before the opening of the financial markets on Wednesday, March 13, 2019. Additionally, the conference call will be webcast simultaneously at: https://edge.media-server.com/m6/p/esjy52zv.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC targets special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted net income (“Adjusted Net Income”). Adjusted Net Income is derived from methodologies other than in accordance with US GAAP. GECC believes that Adjusted Net Income is an important measure for investors to use in evaluating certain of GECC’s investments. In addition, GECC’s management reviews Adjusted Net Income as they evaluate acquisition opportunities.

Adjusted Net Income has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing GECC’s results as reported under US GAAP. Non-GAAP financial measures reported by GECC may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted Net Income to the most directly comparable US GAAP financial measure, net income. The information in the table below includes forecasts, projections and other predictive statements that represent GECC’s assumptions and expectations in light of currently available information. These forecasts, projections and other predictive statements involve risks, variables and uncertainties. GECC’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Investor Relations

+1 617 375-3006

investorrelations@greatelmcap.com

Endnotes:

(1) The per share figures are based on a weighted average of shares outstanding for the three months ended December 31, 2018, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(4) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor.

Great Elm Capital Corp.

Consolidated Statements of Assets and Liabilities

Dollar amounts in thousands (except per share amounts)

	December 31, 2018	December 31, 2017
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $137,852 and $179,558, respectively)	$128,318	$144,996
Non-affiliated, non-controlled short term investments, at fair value (amortized cost of $78,093 and $65,892, respectively)	78,085	65,890
Affiliated investments, at fair value (amortized cost of $89,854 and $4,240, respectively)	35,665	1,770
Controlled investments, at fair value (amortized cost of $20,648 and $18,487, respectively)	20,203	18,104
Total investments	262,271	230,760

Cash and cash equivalents	4,167	2,916
Receivable for investments sold	10,887	12
Interest receivable	3,255	5,027
Due from portfolio company	555	204
Due from affiliates	5	692
Prepaid expenses and other assets	423	302
Total assets	$281,563	$239,913

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $1,141 and $1,435, respectively)	$31,490	$31,196
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,588 and $0, respectively)	44,811	-
Payable for investments purchased	84,102	66,165
Interest payable	354	354
Distributions payable	3,441	3,015
Accrued incentive fees payable	5,422	5,257
Due to affiliates	1,069	936
Accrued expenses and other liabilities	758	703
Total liabilities	$171,447	$107,626

Commitments and contingencies (Note 6)	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,652,401 and 10,652,401shares issued and outstanding, respectively)	$107	$107
Additional paid-in capital	198,247	198,426
Accumulated losses	(88,238)	(66,246)
Total net assets	$110,116	$132,287
Total liabilities and net assets	$281,563	$239,913
Net asset value per share	$10.34	$12.42

Great Elm Capital Corp.

Consolidated Statements of OPERATIONS

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$4,896	$(1,889)	$16,259	$15,830
Non-affiliated, non-controlled investments (PIK)	-	10,719	-	10,719
Affiliated investments	204	25	772	73
Affiliated investments (PIK)	966	-	7,204	-
Controlled investments	519	(232)	2,128	1,312
Controlled investments (PIK)	275	990	971	990
Total interest income	6,860	9,613	27,334	28,924
Dividend income from non-affiliated, non-controlled investments	19	59	197	298
Other income from:
Non-affiliated, non-controlled investments	18	2	70	470
Affiliated investments	2	-	92	-
Controlled investments	14	36	61	36
Total other income	34	38	223	506
Total investment income	$6,913	$9,710	$27,754	$29,728

Expenses:
Management fees	$740	$612	$2,955	$2,298
Incentive fees	772	1,610	165	4,394
Administration fees	417	308	1,416	1,362
Custody fees	14	28	58	62
Directors’ fees	45	48	195	136
Professional services	414	294	1,205	1,013
Professional services related to the Merger and Formation transactions	-	-	-	-
Interest expense	1,457	60	5,645	2,039
Other expenses	169	193	601	655
Total expenses	4,028	3,153	12,240	11,959
Accrued administration fee waiver	-	(140)	-	(70)
Net expenses	$4,028	$3,293	$12,240	$12,029
Net investment income before taxes	$2,885	$6,417	$15,514	$17,699
Excise tax	$180	$124	$180	$124
Net investment income	$2,705	$6,293	$15,334	$17,575

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	$394	$221	$2,209	$3,641
Affiliated investments	-	-	-	-
Controlled investments	-	(8)	210	(8)
Purchase accounting	-	-	-	-
Total net realized gain (loss)	394	213	2,419	3,633
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(6,356)	(1,167)	(8,359)	(21,078)
Affiliated investments	(9,093)	(711)	(18,535)	(2,501)
Controlled investments	(122)	298	136	(383)
Total net change in unrealized appreciation (depreciation)	(15,571)	(1,580)	(26,758)	(23,962)
Net realized and unrealized gains (losses)	$(15,177)	$(1,367)	$(24,339)	$(20,329)
Net increase (decrease) in net assets resulting from operations	$(12,472)	$4,926	$(9,005)	$(2,754)

Net investment income per share (basic and diluted):	$0.25	$0.59	$1.44	$1.52
Earnings per share (basic and diluted):	$(1.18)	$0.41	$(0.85)	$(0.24)
Weighted average shares outstanding (basic and diluted):	10,652,401	10,667,236	10,652,401	11,655,370